EXHIBIT 10.1

AMENDATORY AGREEMENT #1

Premiere Global Services, Inc., as Employer (“Employer”) and Wells Fargo Bank, N.A., as Trustee (“Trustee”) make this Amendatory Agreement to the Premiere Global Services, Inc. 401(k) Plan (“Plan”).

WITNESSETH

     WHEREAS, it is necessary to make amendment to the Plan in order to credit service with a predecessor employer and to add contribution types to the hardship withdrawal provision.

     WHEREAS, Section 11.02 of the Wells Fargo Defined Contribution Prototype Plan and Trust Agreement gives the Employer the authority to amend the Plan.

     NOW THEREFORE, in consideration of the above premises, the Employer and Trustee agree to amend the Plan as follows:

1. The Employer’s selection under Adoption Agreement Item 8 is hereby amended as follows:

13. ELECTIVE SERVICE CREDITING (1.56(C)). The Plan must credit Related Employer Service under Section 1.23(C) and also must credit certain Predecessor Employer/Predecessor Plan Service under Section 1.56(B). The Plan also elects under Section 1.56(C) to credit as Service the following Predecessor Employer service:

(a)	[ ]	Not applicable. No elective Predecessor Employer Service crediting applies.

(b)	[X]	Applies. The Plan credits the specified service with the following designated Predecessor Employers as Service for the Employer for the purposes indicated:

	(1)	[X] All purposes. Credit Service for all purposes with Predecessor Employer(s): Accucast, Inc. (effective January 26, 2006); Soundpath Conferencing Services (effective August 12. 2008); Link Conference Service (effective February 10, 2009).

2. The Employer’s selection under Adoption Agreement Item 46 is hereby amended as follows:

46. IN-SERVICE DISTRIBUTIONS/EVENTS (6.01(C)). A Participant may elect an In-Service Distribution of the designated Contribution Type Accounts based on any of the following events in accordance with Section 6.01(C):

(b)	[X]	Permitted. In-Service Distributions are permitted as follows from the designated Contribution Type Accounts:

			(1)		(2)	(3)	(4)	(5)	(6)	(7)
			All		Elective	Safe Harbor			Matching	Nonelective/
			Contributions		Deferrals	Contributions	QNECs	QMACs	Contrib.	SIMPLE

(1)	[ ]	None. Except for	N/A		[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
		Election 46(a) exceptions.	(See Election 46(x))

(2)	[X]	Age 59½	[X]	OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
(must be at least 59½).

(3)	[ ]	Age ____	N/A		N/A	N/A	N/A	N/A	[ ]	[ ]
(less than 59½).

(4)	[X]	Hardship (safe harbor).	N/A		[X]	N/A	N/A	N/A	[X]	[X]
See Section 6.07(A).

Amendment continued on Page Two

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     This Amendatory Agreement shall be effective as of January 1, 2009 and the dates stated herein. In all other respects, the Plan and Adoption Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Employer and Trustee have executed this Amendatory Agreement this 26th day of May, 2009.

Premiere Global Services, Inc.

Witness:	/s/ Michael Taylor	By:	/s/ Michael Havener

“EMPLOYER”

Wells Fargo Bank, N.A.

Accepted:	6/3/2009	By:	/s/ David Stidger

	Date		“TRUSTEE”